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                                                                   EXHIBIT 10.39


                              CONSULTING AGREEMENT

        This Consulting Agreement is entered into as of March 27, 1997 by and among Kenneth J. Abdalla, Waterton Management, LLC ("Waterton") and Jerry's Famous Deli, Inc. (the "Company").

        A. Mr. Abdalla is managing member of Waterton, which is engaged in the investment management business, and which through its affiliates is an investor in the Company.

        B. The Company desires to retain Mr. Abdalla as a consultant, and to confer on him in such capacity the advisory responsibilities set forth in this Agreement.

        C. In fulfilling the responsibilities set forth in this Agreement, Mr. Abdalla will rely as necessary on the assistance of Waterton.

        C. In order to attract and retain the services of Mr. Abdalla and Waterton, the Company has agreed to provide to each of them the compensation set forth in this Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1. Consulting Services. Effective the date hereof, and continuing until December 31, 1998, the Company will retain Mr. Abdalla as a consultant. In such capacity Mr. Abdalla will provide to the Company advice and consultation with respect to sites to be leased or purchased, or other assets or entities to be acquired by the Company. In providing such advice and consultation, Mr. Abdalla may rely on such assistance from Waterton as he deems necessary or appropriate. Mr. Abdalla will not be obligated to maintain an office at the Company or to devote any minimum number of hours to the fulfillment of the foregoing responsibilities. Rather, Mr. Abdalla will consult with and advise the Company's management and board of directors with respect to such issues as are reasonably related to the advisory functions stated above, and the number of hours to be devoted thereto by Mr. Abdalla or by other Waterton personnel shall be determined in the sole discretion of Mr. Abdalla.

        2. Title. To facilitate the performance by Mr. Abdalla of the services set forth above, the Company will name Mr. Abdalla as its Interim President (although Mr. Abdalla will not be deemed an employee of the Company).

        3. Consideration. In consideration of the services described in paragraph 1 above, the Company shall (i) pay to Waterton a cash fee of $600,000 and (ii) shall issue to Mr. Abdalla 200,000 shares of the Common Stock, par value $.01 per share, of the Company. The cash fee specified above shall be paid within five business days following the date of this Agreement. The shares of Common Stock to be issued to Mr. Abdalla will be registered upon issuance on Form S-8 or other applicable form filed with the Securities and Exchange


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Commission ("SEC"), and shall be freely tradeable and not restricted. The registration and issuance of such shares shall be effected as promptly as practicable following the date hereof, but in no event later than April 30, 1997 (unless the SEC advises the Company that Form S-8 is not available to effect such registration, in which case such registration and issuance will be effected on another applicable form not later than June 30, 1997). The foregoing compensation, cash and shares, will be fully vested as of the date hereof, and will not be subject to forfeiture.

        4. Other Services Not Foreclosed. The parties acknowledge and agree that there may be certain significant acquisitions by the Company during the term hereof as to which Mr. Abdalla or Waterton, as applicable, may be entitled to advisory fees in addition to those set forth herein. The Company shall not be obligated to engage the services of Mr. Abdalla or Waterton with respect to such acquisitions, nor shall Mr. Abdalla or Waterton be obligated to provide advice or other services with respect thereto. However, in the event that Mr. Abdalla or Waterton on the one hand, and the Company on the other hand, agree that Mr. Abdalla or Waterton shall be engaged to provide advisory or other services with respect to such acquisitions, the parties shall agree in good faith at that time on the level of additional compensation to be paid in consideration of such services.

        The parties hereto have executed this Agreement as of March 27, 1997.


                                  /s/  KENNETH J. ABDALLA
                                  -------------------------------------------
                                  Kenneth J. Abdalla


                                  WATERTON MANAGEMENT, LLC

                                  /s/  KENNETH J. ABDALLA
                                  -------------------------------------------
                                  By:    Kenneth J. Abdalla
                                  Title: Managing Member


                                  JERRY'S FAMOUS DELI, INC.

                                  /s/  ISAAC STARKMAN
                                  -------------------------------------------
                                  By:    Isaac Starkman
                                  Title: Chairman and Chief Executive Officer